Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K





                           FEDERATED SERVICES COMPANY
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900


                               September 12, 1997


Great Plains Funds
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Gentlemen:

Federated Services Company agrees to purchase 10,000 shares of Great Plains Intermediate Bond Fund, a portfolio of Great Plains Funds, at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Services Company has no present intention of redeeming these shares.


                                                     Very truly yours,


                                                     /s/ S. Elliott Cohan
                                                     S. Elliott Cohan
                                                     Vice President and
                                                     Assistant Secretary,
                                                     Federated Services Company